SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 09/30/2003
FILE NUMBER 811-3826
SERIES NO.: 8

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                       273
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                        54
              Class C Shares                       464
              Class K Shares                        51
              Investor Class                    31,215


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 26.37
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 26.35
              Class C Shares                   $ 25.86
              Class K Shares                   $ 25.86
              Investor Class                   $ 26.47